   As filed with the Securities and Exchange Commission on September 15, 2003

                                                     Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      -----

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                      -----

                               ENESCO GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  ILLINOIS                                       04-1864170
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)


                               ENESCO GROUP, INC.
                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
                    (Address of Principal Executive Offices)

                       ENESCO GROUP, INC. RETIREMENT PLAN
                              (Full Title of Plan)

                                M. FRANCES DURDEN
                                 GENERAL COUNSEL
                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
                                 (630) 875-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



---------------------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
 Title of Securities To   Amount to be   Proposed Maximum      Proposed Maximum      Amount of Registration
     be Registered         Registered     Offering Price      Aggregate Offering             Fee(2)
                                           Per Share(2)            Price(2)
---------------------------------------------------------------------------------------------------------------
   Common Stock, Par         300,000          $8.39              $2,517,000.00              $203.63
Value, $0.125 Per Share
          (1)
---------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan to which this registration statement relates.

(2) Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low quotation for Common Shares on the New York Stock Exchange on September 10, 2003.

PART I PLAN INFORMATION

     This Registration Statement on Form S-8 relates to:

     (a) 300,000 shares of Common Stock, which may be issued pursuant to the Enesco Group, Inc. Retirement Plan (the "Plan"); and

     (b) an indeterminate amount of interests to be offered or sold pursuant to the Plan.

     Documents describing the Plan, such offerings and such shares and interests have been or will be given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

     References to the "Company" shall mean Enesco Group, Inc., an Illinois corporation.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Certain Documents By Reference.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. We also maintain a web site at http://www.enesco.com. Our SEC filings may be viewed on our web site under the "Investor Relations" section.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

     (a) The description of the Company's Common Stock included in its: (i) Registration Statement on Form 10, dated May 28, 1965, as amended on Form 8 Amendment No. 1, dated December 9, 1965, and Form 8 Amendment No. 2, dated September 5, 1986; (ii) Registration Statements on Form 8-A, dated September 8, 1986 and October 30, 1987, both as amended on Form 8 Amendment No. 1, dated May 6, 1988; (iii) Registration Statements on Form 8-A, dated September 9, 1998; and (iv) any other registration statement relating to the Company's Common Stock under
          Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities;

     (b) The Company's Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2003 for the quarter ending June 30,2003.

     (c) The Company's Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2003 for the quarter ending March 31, 2003;

     (d) The Company's Annual Report on Form 10-K, filed with the SEC on March 27, 2003 for the fiscal year ending December 31, 2002;

     (e) The Annual Report on Form 11-K for the Plan, filed by the Company with the SEC on July 15, 2003; and

     (f) The description of the Company's Rights contained in its: (i) Registration Statements on Form 8-A, dated September 9, 1998; and (ii) any other registration statement relating to the Company's Rights under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such Rights.


     On June 15, 2002, Arthur Andersen LLP ("Arthur Andersen"), the Company's independent public accounting firm for the year ended December 31, 2001, was convicted on federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corp. On June 4, 2002, the Company engaged KPMG LLP as its independent public accountants for the fiscal year 2002. The Company has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to its naming in this Registration Statement as having certified the Company's consolidated financial statements for the year ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, Plan participants will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Company's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein.

     Item 4. Description of Securities

          Not  applicable.

     Item 5. Interests of Named Experts and Counsel

     M. Frances Durden, General Counsel for the Company, who has rendered an opinion on the legality of the securities being registered, is paid a salary by the Company, is a participant in various employee benefit plans of the Company (including the Plan under which the securities being registered are to be issued) and owns Common Stock of the Company.

     Item 6. Indemnification of Directors and Officers.

     Article 7E of the Company's Articles of Incorporation provides that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that the foregoing provision does not eliminate or limit any liability of a
Director: (i) for any breach of the Director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 8.65 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"); or
(iv) for any transaction from which the director derived an improper personal benefit.

     Section 8.75 of the IBCA provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances, Section 8.75 permits a corporation to indemnify its directors, officers, employees and agents against expenses incurred in connection with the defense or settlement of shareholder derivative actions. Section 8.75 also provides that the corporation may purchase insurance on behalf of any such director, officer, employee or agent. Substantially similar provisions that require such indemnification are contained in Article V of the Company's By-laws, which are incorporated herein by reference.

     Subject to the limitations subscribed below, Section 3.7 of the Enesco Group, Inc. Retirement Trust (which funds and forms a part of the Plan) provides for the indemnification of any director, officer and specified key employees of the Company against all expenses, as defined therein, actually or reasonably incurred by any of them in connection with any claim asserted against him or her, or in connection with any action, suit or proceeding, civil or criminal, in which any of them may be involved as a party, by reason of his or her having served as a member of the Administrative Committee, the Review Committee or in another Plan Administration capacity ("Plan Capacity"). Indemnification under the Retirement Trust is subject to the condition that the person in question acted in such Plan Capacity in good faith in the reasonable belief that his or her actions were in the best interests of the Plan.

     The Company has director and officer liability insurance and ERISA fiduciary insurance covering certain expenditures that might arise in connection with the foregoing indemnifications.

     Item 7. Exemption from Registration Claimed

             Not applicable.

     Item 8. Exhibits

     The exhibits listed below are filed herewith or are incorporated herein by reference to other filings. The Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan is maintained through adoption of a prototype plan document sponsored by Vanguard Fiduciary Trust Company (the "Prototype Sponsor"). The Company has been assured by the Prototype Sponsor that the form of document which has been adopted by the Company to implement the Plan has been (and any future amendments thereto) will be submitted by the Prototype Sponsor to the Internal Revenue Service in a timely manner and all changes required by the IRS in order to maintain the qualified status of the plan will be made.

         EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

            4.1           Vanguard Returns Chart

            4.2           Articles of Incorporation of the Company

            4.3           By-laws of the Company

            5.1 & 23.1    Opinion & consent of M. Frances Durden

            23.2          Consent of KPMG LLP

            23.3 The Company was unable to obtain the consent of Arthur Andersen LLP. See information above in Part II, Item 3 under the heading "Incorporation of Documents by Reference".

            24.1          Power of Attorney


     Item 9. Undertakings

     The Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES Pursuant to the requirements of the Securities Act of 1933, the administrator of the Enesco Group, Inc. Retirement Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on September 15, 2003.

                                         Enesco Group, Inc.


                                                 /s/ Daniel DalleMolle
                                                 -------------------------------
                                         By:     Daniel DalleMolle
                                                 Chief Executive Officer &
                                                 President

                                POWER OF ATTORNEY

         KNOW BY ALL PERSONS BY THESE PRESENTS: That the undersigned officers and directors of Enesco Group, Inc., an Illinois corporation, do hereby constitute and appoint each of Daniel DalleMolle, Thomas F. Bradley and M. Frances Durden, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

September 15, 2003                                /s/ Anne-Lee Verville
                                         ---------------------------------------
                                         By       Anne-Lee Verville
                                                  Chairman of the Board


September 15, 2003                                /s/ Daniel DalleMolle
                                         ---------------------------------------
                                         By       Daniel DalleMolle
                                                  Chief Executive Officer


September 15, 2003                                /s/ Eugene Freedman
                                         ---------------------------------------
                                         By       Eugene Freedman
                                                  Director


September 15, 2003                                /s/ John F. Cauley
                                         ---------------------------------------
                                         By       John F. Cauley
                                                  Director


September 15, 2003                                /s/ George R. Ditomassi
                                         ---------------------------------------
                                         By       George R. Ditomassi
                                                  Director


September 15, 2003                                /s/ Judith R. Haberkorn
                                         ---------------------------------------
                                         By       Judith R. Haberkorn
                                                  Director


September 15, 2003                                /s/ Donald L. Krause
                                         ---------------------------------------
                                         By       Donald L. Krause
                                                  Director


September 15, 2003                                /s/ Donna Brooks Lucas
                                         ---------------------------------------
                                         By       Donna Brooks Lucas
                                                  Director


September 15, 2003                                /s/ Thane A. Pressman
                                         ---------------------------------------
                                         By       Thane A. Pressman
                                                  Director

                                  EXHIBIT INDEX


     Exhibit No.                        Description of Exhibit

      4.1              Vanguard Returns Chart
      4.2              Articles of Incorporation of the Company
      4.3              By-laws of the Company
      5.1 & 23.1       Opinion & consent of M. Frances Durden
     23.2              Consent of KPMG LLP
     24.1              Power of Attorney (included on the signature page hereof)